SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

TGR FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (set forth the amount on which the filing fee is calculated and state how it was determined).
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

3560 Kraft Road

Naples, Florida 34105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2013

Dear Shareholder:

We cordially invite you to attend the 2013 Annual Meeting of Shareholders of TGR Financial, Inc. At the meeting, we will report on our performance and activities in 2012 and the first quarter of 2013, and answer your questions. We are excited about our accomplishments, and look forward to discussing both our accomplishments and our plans for the rest of 2013 and beyond. In addition, you are invited to join us for a reception celebrating the success of TGR Financial, Inc. and its subsidiary, First National Bank of the Gulf Coast immediately following the Annual Meeting. We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 20, 2013 at The Ritz-Carlton Golf Resort, Naples at 6:00 p.m., for the following purposes:

1.	To elect the members of the board of directors;

2.	To ratify the appointment of McGladrey LLP as independent registered public accounting firm for TGR Financial, Inc.; and

3.	To transact any other business that may properly come before the meeting and any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 1, 2013, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting. If your shares are held in “street name” (through a broker, bank or other nominee), you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

Gary L. Tice, Chairman

Naples, Florida

April 30, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDERS MEETING

TO BE HELD ON MAY 20, 2013

The proxy statement and instructions on how to vote online are available at: www.proxyvote.com

Your vote is important. Whether or not you plan to attend the annual meeting in person, you are encouraged to complete the proxy prior to the meeting. IN ORDER TO EXPEDITE THE VOTING PROCESS, WE ENCOURAGE YOU TO VOTE ONLINE AT THE WEB ADDRESS LISTED ABOVE. In the alternative, you may also complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the annual meeting, you may revoke the proxy and vote your shares in person.

3560 Kraft Road

Naples, Florida 34105

Proxy Statement for Annual Meeting of Shareholders

To Be Held on May 20, 2013

Our board of directors is soliciting proxies for the 2013 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. We encourage you to read it carefully.

Voting Information

The Board set March 1, 2013, as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain voting instructions from the institution that holds their shares. There were 14,333,570 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock, represented, in person or by proxy, at the meeting, will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

When you sign the proxy card or vote electronically, you appoint Mr. Mark Montgomery, Mr. Jerry Nichols and Mr. Rex Ashley as your representatives at the meeting (collectively the “Representatives”). The Representatives will vote your proxy as you have instructed them on the proxy card. If you submit a proxy, but do not specify how you would like it to be voted, the Representatives will vote your proxy for election to the board of directors of all nominees listed below under “Election of Directors” and for the ratification of McGladrey LLP as the company’s independent registered public accounting firm for fiscal year 2013. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Montgomery, Mr. Nichols and Mr. Ashley will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Brokers or nominees who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular proposal with respect to which the broker or nominee do not have discretionary power to vote are referred to as “broker non-votes.” A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers, directors and regular employees may, at no additional compensation, assist in soliciting proxies in person, by telephone, by facsimile, or via other electronic means. Our officers and employees may assist in soliciting proxies, but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 30, 2013.

Proposal No. 1

Election of Directors

Our board of directors will submit to the shareholders for their vote at the annual meeting a slate of directors comprising 13 directors, all of whom have served since the Company’s inception. The current term of the directors will expire at the 2013 annual meeting. At the meeting, shareholders will elect thirteen (13) nominees as directors to serve a one-year term, expiring at the 2014 annual meeting of shareholders. Our nominees for the Directors are:

Thomas G. Brewer; Christopher C. Casciato; Adam D. Compton; Robert M. Feerick; John J. Guinee; Michael J. Kerschner; Dianne Gillmor Krumsee; James S. Lindsay; Edward J. Mace; Judy R. Miller; Garrett S. Richter; Gary L. Tice; Robert I. Usdan

The directors will be elected by a plurality of the votes cast at the meeting. This means that the 13 nominees receiving the highest number of votes will be elected. Any shares not voted, whether by withheld authority, abstention, or otherwise, will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

The board of directors recommends that you elect all of the nominees listed above as directors.

If you submit a proxy, but do not specify how you would like it to be voted, Mr. Montgomery, Mr. Nichols and Mr. Ashley will vote your proxy to elect each of the nominees listed above. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Montgomery, Mr. Nichols and Mr. Ashley will vote, instead, for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees. All nominees are original directors.

Thomas G. Brewer, age 65, served as one of our Bank directors from October 2009 through June 2012, when he was elected a director of the Company. He has been involved with the retail and wholesale carpet business since 1983, when he founded Brewer Carpet and Design Center, Inc. Brewer Carpet subsequently evolved into The Brewer Flooring Group, which encompasses eight business entities in seven states. Mr. Brewer has increased the number of his stores from 12 to 23, capitalizing on market opportunities. Mr. Brewer’s Carpet One stores have been named store of the year twice, out of approximately 600 stores, by the Carpet One Floor and Home Company. In addition, he is also involved with various property companies located in Oklahoma.

While earning his B.A. degree from Gettysburg College, Mr. Brewer was also the captain of the football team and president of the Sigma Chi Fraternity. Mr. Brewer serves on the board of directors for CCA Global, one of the largest purchasers of flooring in the world and franchiser of various flooring and other businesses. Mr. Brewer, along with his wife, Kathy, is co-chairperson for the Bridget Brewer Memorial Scholarship.

As a member of our Board, Mr. Brewer has extensive experience developing and managing small to mid-size businesses which assists us in our business development.

Christopher C. Casciato, age 54, was elected by the board of directors as a director of the Bank in April 2011 and of the Company in June 2012. Mr. Casciato is currently a board member of Community & Southern Bank of Atlanta, GA, Cascade Bancorp of Bend, OR and Strategic Growth Bank of El Paso, TX. He is also a director of Clarion Partners, a real estate investment management company located in New York, NY and Paradigm Management Solutions, a catastrophic workers’ compensation case management company located in Walnut Creek, CA. Mr. Casciato joined Lightyear Capital LLC in 2008 as a Managing Director. Lightyear Capital is a private equity firm focused on making investments in the financial services sector.

Prior to joining Lightyear Capital, Mr. Casciato spent over 20 years at Goldman, Sachs & Co., where he was elected partner in 2000. His career at Goldman, Sachs & Co. included a number of senior management positions in the firm’s investment banking division, including partner in the Financial Institutions Group, as well as partner and Chief Operating Officer of Goldman Sachs’ worldwide investment banking business.

Mr. Casciato holds a Masters in Business Administration from Harvard Business School and a Bachelor of Science in Civil Engineering from the United States Military Academy at West Point, where he was class valedictorian.

As a member of our Board, Mr. Casciato has extensive experience in the financial services industry and experience in the role of bank director which will assist us in our strategic planning.

Adam D. Compton, age 47, was elected by the board to serve as a director of the Bank in April 2011. Mr. Compton was elected to the Company board in June 2012. Mr. Compton currently serves as head of the Financial Services Sector with GMT Capital Corporation, Atlanta, GA., joining the firm in 2008. From April 2003 to September 2008, Mr. Compton was director and head of U.S. Financial Services Research with RCM Global Investors, San Francisco, CA. Previously, Mr. Compton was an equity research analyst covering U.S. banking companies at Keefe Bruyette & Woods, Morgan Stanley and Montgomery Securities, as well as a bank regulator for the State of Florida for three years. Mr. Compton currently serves as a board member of Alico, Inc., a Florida-based agribusiness and land management company.

Mr. Compton received his MBA, with distinction, from Cornell University in Ithaca, NY and his BA from Houghton College, Houghton, NY. Mr. Compton is quite familiar with the State of Florida, having been born and raised in the Orlando and Lake Wales areas.

As a member of our Board, Mr. Compton has extensive experience as a financial industry executive and a thorough understanding of the banking industry which will assist us in our strategic planning.

Robert M. Feerick, age 64, served as one of our Bank directors from October 2009 through June 2012, when he was elected a director of the Company. Since 1988, he has served as chairman of Horizon Partners, Ltd., a private investment holding company headquartered in Naples, Florida, that acquires and builds companies. Horizon focuses on the acquisition of medium size companies that are privately-held or divisions/subsidiaries of larger corporations, with a strategy of building long-term equity value in their base companies through strategic add-on acquisitions and improvements in operating performance. Mr. Feerick has significant experience as a director of privately-held companies. He is a current director of the following companies: Karl’s Event Services, a party and tent event rental company; Groeb Farms, Inc., the leading processor of honey, sold as an ingredient in the United States; Climax Portable Machine Tools, Inc., a manufacturer and lessor of portable machine tools; and Xymox Technologies, Inc., an international membrane switch manufacturer. Mr. Feerick began his career as an associate (1972-1973)

in the money management firm of Fayez Sarofim & Co. in Houston, Texas. In 1973, Mr. Feerick joined Frontenac Company, a private equity and venture capital company in Chicago, as a general partner. In this capacity, he was directly responsible for finding, evaluating, and negotiating acquisition and investment transactions for the company. In 1977, Mr. Feerick sold his interests in Frontenac to The Laird Norton Company in Seattle, Washington. Shortly thereafter, in 1978, Mr. Feerick joined the former Arthur Young & Co. to head its Midwest Region merger and acquisition practice. In 1982, he founded The Corporate Development Group, an affiliate of Arthur Young, and served as its chairman. He was also a general partner of the firm. Over his ten years with Arthur Young, he assisted approximately 40 corporations and management groups with acquisitions, divestitures, and venture capital investments. In 1988, he left The Corporate Development Group to form Horizon Partners.

As a member of our Board, Mr. Feerick has extensive experience developing and managing businesses and significant ties to our local community which assists us in our strategic planning, business development and customer relations.

John J. Guinee, age 47, was elected by the Company’s board of directors as a director of the Company in June 2012. Mr. Guinee is a Managing Partner at Constitution Capital Partners LLC. Constitution Capital Partners LLC is a private equity firm that focuses on North American buyouts. He is a member of Constitution Capital’s Investment Committee. Prior to joining Constitution Capital, Mr. Guinee was an Investment Director for Standard Life Investments Private Equity USA and a member of the Investment Committee. Previously, he was a Vice President of Business Development at State Street Bank and Trust Company.

Mr. Guinee has significant experience as a director of privately held companies. He is currently a director or board observer of the following companies; Custom Ecology Inc, a leading waste logistics company, Hearthside the nation’s largest independent bakery, Construction Partners Inc., an asphalt road construction company, London Broadcasting Company Inc., the largest owner operator of middle-market broadcast television stations in the state of Texas, The Environmental Quality Company, a hazardous waste and environmental management services provider and Flagstone Foods, one of the largest manufacturers and distributors of private label healthy snacks in North America.

Mr. Guinee earned his BS in Finance from Babson College in Babson Park, MA and his MBA from UCLA Anderson School of Management in Westwood, CA. Mr. Guinee is also a graduate of General Electric’s Financial Management Program.

As a member of the Holding Company’s board of directors, Mr. Guinee has extensive experience in the financial services industry which will assist us in our strategic planning.

Michael J. Kerschner, age 60, has served as one of our Bank directors since 2007. In June 2012, he was elected to serve as a director of the Company. He has been involved in the banking industry since 1974. From January 1990 to September 2010, Mr. Kerschner served as President and CEO of Gillmor Financial Services, Inc. He also served as President and CEO of Old Fort Banking Corporation from March 1988 to July 2007 and was previously CEO of Tiffin Savings Bank from 1984 to 1987. Mr. Kerschner has also successfully completed and taught several courses for the BancOhio Educational Center, in addition to completing various American Institute of Banking certification courses and the Prochnow Graduate School of Banking at the University of Wisconsin. Mr. Kerschner is extensively involved in his community and has served on many boards and committees, including those of the Community Bankers Association of Ohio, the Ohio Bankers League, the Independent Community Bankers Association, the Federal Legislative Committee, the Great Lakes Bankers Bank, the Tiffin Area Chamber of Commerce, the Seneca Industrial and Economic Development Corporation, the Seneca County United Way, the St. Francis Nursing Home, Seneca Career Systems, and Tiffin Theatre, Inc. (Ritz). In addition, he is a past trustee of Heidelberg College and serves on the Finance Committee of St. Mary’s Church, of which he is a member.

As a member of our Board, Mr. Kerschner has extensive experience as a bank executive and in-depth understanding of the banking industry which assists us in strategic planning, business development and customer relations.

Dianne Gillmor Krumsee, age 67, served as one of our Bank directors from 2007 to 2012. In June 2012, Ms. Krumsee was elected as a director for the Company. Since September 2007, Ms. Krumsee has served as the Chairman of Gillmor Financial Services, a bank holding company of which she is also an owner, and Chair of The Old Fort Banking Company, a subsidiary of Gillmor Financial Services. Ms. Krumsee holds a Bachelor’s degree in English from Ohio Wesleyan University, a Master’s degree from Ohio State University, and is a trustee emeritus of Tiffin University. Ms. Krumsee is an active volunteer for Creative Living, a nonprofit organization that provides housing and encourages independent living for physically disabled adults and is a trustee of The Paul M. and Lucy J. Gillmor Charitable Foundation.

As a member of our Board, Ms. Krumsee has extensive banking industry knowledge and experience which assists us in our strategic planning, business management and business development.

James S. Lindsay, age 64, served as one of our Bank directors from October 2009 through June 2012, when he was elected a director of the Company. He has been a self-employed realtor based in Naples, Florida since 1981 and is a member of the Naples Area Board of Realtors, the National Association of Realtors and the Florida Association of Realtors. He has held various board positions with financial institutions. Mr. Lindsay was a director of Southwest Banks, Inc. from 1989 through 1997, at which time Southwest Banks was acquired by F.N.B. Corporation. Mr. Lindsay then served as a director of F.N.B. Corporation from 1997 through December 2003. At that time, Mr. Lindsay resigned from the board of F.N.B. Corporation in connection with the spin-off of First National Bankshares of Florida, Inc. He then served on the board of First National Bankshares of Florida, Inc. and as a board member of its lead banking affiliate, First National Bank of Florida. He held these positions from August 2003 through December 2004. In January 2005, he became a member of the Fifth Third Bancorp Florida affiliate board of directors, a position he held until June 2007. Mr. Lindsay is a graduate of Moorhead State University earning his B.A. degree in business management. He serves on the Board of the Aqualane Shores Homeowners Association and the Board of the Big Sugar Bush Lake Association in Ogema, Minnesota.

As a member of our Board, Mr. Lindsay has extensive experience as a bank director and significant ties to our local community which assists us in our strategic planning, business development and customer relations.

Edward J. Mace, age 56, has served as a Bank director since October 2009 and a Company director since June 2012. He has been the owner of Edward J. Mace, Certified Public Accountant, a sole proprietorship, since 1985. He also is the chief operating officer of Ribek Corporation, an Investment Management Entity, a position that he has held since 1982. Mr. Mace has held various board positions with financial institutions for almost 20 years. He was a director of Southwest Banks, Inc. from 1989 through 1997, at which time Southwest Banks was acquired by F.N.B. Corporation. Mr. Mace then served as a director of F.N.B. Corporation from 1997 through December 2003, and was also the chairman of the Audit Committee during this time. He resigned from the board in connection with the spin-off of First National Bankshares of Florida, Inc. from F.N.B. Corporation. Mr. Mace then served on the board and as chairman of the Audit Committee of First National Bankshares of Florida, Inc., and as a board member of its lead banking affiliate, First National Bank of Florida. He held these positions from August 2003 through December 2004. In January of 2005, he became a member of the Fifth Third Bancorp Florida affiliate board of directors. He held this position until June of 2006. Mr. Mace earned his A.A. degree at Miami-Dade Community College and graduated from Florida International University earning his B.A. degree in accounting. Mr. Mace became a certified public accountant in 1979.

As a member of our Board, Mr. Mace has extensive experience as a bank director and significant ties to our local community which assists us in our strategic planning, business development and customer relations.

Judy R. Miller, age 67, served as one of our Bank directors from 2007 to 2012. In June 2012, Ms. Miller was elected as a director for the Company. Since 1970, she has been a co-owner and Vice President for Community & Employee Relations at Roppe Holding Company. This firm owns and operates several manufacturing facilities in Ohio, Alabama and Florida along with a local “good news only” newspaper and an AM/FM radio station in Fostoria, Ohio. Ms. Miller’s community involvement includes the Greater Fostoria Community Foundation Board, the Ritz Theatre Board, Ohio State Republican Central Committee, and the Hancock County Blanchard Valley Port Authority Board in Findlay, Ohio.

As a member of our Board, Ms. Miller has extensive business experience which assists us in our business management and development.

Garrett S. Richter, age 62, has served as our President and Director for the Bank since October 2009 and as President and Director for the Company since November 2011. Prior to October 2009, Mr. Richter served in the same capacity for First National Bank of the Gulf Coast (in organization) from 2007. Additionally, he serves in the Florida State Senate as the Senate President Pro Tempore. He was elected to the Senate in November 2008, after serving one term in the Florida House of Representatives from 2006 to 2008. Senator Richter served as the Chairman of the Senate Committee on Banking and Insurance from 2008 to 2012. He currently chairs the Senate Committee on Gaming. Additionally, Senator Richter serves on the Appropriations Committee, the Appropriations Subcommittee on Education, the Appropriations Subcommittee on Health and Human Services, the Committee on Banking and Insurance, the Committee on Commerce and Tourism, the Judiciary Committee, the Rules Committee, the Transportation Committee and the Joint Legislative Budget Commission. Prior to his public service, Senator Richter was a founder and former president and chief executive officer of First National Bank of Florida, which was acquired in 2005 by Fifth Third Bancorp. Senator Richter began his banking career in 1969 with Mellon Bank. He is an alumnus of Leadership Florida and past chairman of Leadership Collier. Senator Richter served with the 75th Ranger Company in Vietnam, where in 1971 he was awarded a Combat Infantry Badge and a Bronze Star for his service. Senator Richter is a graduate of the University of Pittsburgh and the Graduate School of Banking at Madison, Wisconsin. He previously lectured at LSU Graduate School of Banking and the Florida School of Banking at the University of Florida.

As a member of our Board, Mr. Richter has an in-depth understanding of the banking industry and extensive contacts in our local community which assists us in our strategic planning, business development and customer relations.

Gary L. Tice, age 65, has served as Chairman, Chief Executive Officer and Director of the Bank since October 2009 and as Chairman, Chief Executive Officer and Director of the Company since November 2011. Prior to October 2009, Mr. Tice served in the same capacity for First National Bank of the Gulf Coast (in organization) from 2007. Mr. Tice has been involved in banking in Florida for more than 30 years. Prior to First National Bank of the Gulf Coast, Mr. Tice served as Chairman of First National Bankshares of Florida, Inc., a Naples-based financial services company with $5.4 billion in assets and 77 full-service banking centers, from January 2004 to December 2004. First National

Bankshares was the largest publicly traded bank holding company headquartered in Florida when it was acquired by Fifth Third Bancorp in 2005. Prior to that, Mr. Tice was with F.N.B. Corporation, a diversified financial services holding company with offices in Florida, Pennsylvania, Ohio and Tennessee; from 2001 to 2004, he held the position of President and Chief Executive Officer and from 1997 to 2001, he served as President and Chief Operating Officer. Concurrently, from 1997 to 2004, he was Chairman of First National Bank of Florida which became the primary subsidiary of First National Bankshares of Florida, Inc. During his tenure with F.N.B. Corporation, the company grew to more than $8.1 billion in total assets. In 2004, F.N.B. Corporation spun off its Florida banking operations into a separate company. In addition, Mr. Tice was a founding director and organizer of First National Bank of Naples, where he served as chairman and chief executive officer of the company prior to its affiliation with F.N.B. Corporation in 1997.

In 2003, Mr. Tice was honored as a finalist for the Financial Services category in the Ernst & Young Entrepreneur of the Year Florida Awards program. He was chosen by an independent panel of judges for outstanding leadership and the consistent growth of F.N.B. Corporation. In 1998, Mr. Tice was named to the Collier County Junior Achievement Business Leadership Hall of Fame for service as a “champion of free enterprise.”

Mr. Tice has held leadership roles in a number of local, state and national organizations over the years, and is a past director of the American Bankers Association (the “ABA”), a past member of the Administrative Committee of the Community Bankers Council of the ABA, and a past director of the Florida Bankers Association. Mr. Tice was appointed in January 2011 as a director of the Federal Reserve Bank of Atlanta – Miami Branch for a term of three years. In June 2011, Mr. Tice was appointed as a director of The Greater Naples Chamber of Commerce.

As a member of our Board, Mr. Tice, as our Chairman and Chief Executive Officer, has firsthand knowledge of all aspects of our business and daily operations. Mr. Tice has extensive experience as a bank executive, in-depth understanding of the banking industry, and long standing and significant ties to our local community which assists us in our strategic planning, business development and customer relations.

Robert I. Usdan, age 47, was elected by the Company’s board of directors as a director of the Company in June 2012. Mr. Usdan is co-founder and principal of The Endicott Group, a money management and financial advisory firm dedicated to the financial services industry. Mr. Usdan is responsible for the development and implementation of investment strategy and advising financial firms across the United States. Prior to founding Endicott, from 1990 to January 1996, Mr. Usdan was an Associate Director in the Corporate Finance Group at Sandler O’Neill & Partners, L.P.

Mr. Usdan received his Bachelor of Arts in International Relations from the University of Virginia in 1988 with a minor in Art History.

As a member of the Holding Company’s board of directors, Mr. Usdan has extensive experience as a financial industry executive which will assist us in our strategic planning.

Proposal No. 2

Ratification of McGladrey LLP as our

Independent Registered Public Accounting Firm for TGR Financial, Inc.

The board of directors recommends the ratification of the appointment of McGladrey LLP, as the independent registered public accounting firm for fiscal year 2013 and to audit and report to the shareholders upon our financial statements as of and for the period ending December 31, 2013. McGladrey LLP, currently serves as our independent auditors and was engaged by us pursuant to approval by the board of directors, as our principal accountants starting with the 2009 fiscal year.

Ratification requires the affirmative vote of the holders of a majority of the votes cast on this matter at the meeting. Abstentions and broker non-votes will have no effect upon the vote on this matter.

The board of directors recommends a vote for the ratification of the appointment of McGladrey LLP as independent auditors.

Committees of the Board of Directors

The company’s board of directors has appointed a number of committees, including an audit committee, compensation committee, nominations committee and executive committee. Each committee has a written charter adopted by the board of directors

The Audit Committee is composed of: Edward J. Mace; Robert M. Feerick; Dianne G. Krumsee; Judy R. Miller; and Michael J. Kerschner. The Audit Committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans and reviews with the independent auditors the results of the audit and management’s responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors.

The Compensation Committee is composed of: Thomas G. Brewer; Adam D. Compton; Robert M. Feerick; James S. Lindsay; and Judy R. Miller. The Compensation Committee is appointed by the Board of Directors to assist the Board in discharging its responsibilities with respect to the Company’s compensation programs and compensation of the Company’s executive officers. All recommendations by the Committee must be reviewed and approved by the Board.

The Nominations Committee is comprised of: James S. Lindsay; Christopher C. Casciato; Gary L. Tice; Thomas G. Brewer; and Michael J. Kerschner. The Nominations Committee is appointed by the Board of Directors: (i) to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next meeting of shareholders at which directors are to be elected; (ii) to assist the Board in the event of any vacancy on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancy; and (iii) to recommend to the Board, on an annual basis, director nominees for each Board committee. All recommendations by the Committee must be reviewed and approved by the Board.

The Executive Committee is comprised of: Gary L. Tice; Christopher C. Casciato; Adam Compton; Dianne G. Krumsee; James S. Lindsay; Edward J. Mace; and Michael J. Kerschner. The Executive Committee is appointed by the Board of Directors to develop for board consideration recommendations that will implement the Company’s business plan and strategic plan, and to act on behalf of the Board between Board meetings when necessary, to the extent authorized herein. All recommendations by the Committee must be reviewed and approved by the Board.

Certain Relationships and Related Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Financial Information

A summary of the Company’s 2012 financial statements are included herewith. For a complete copy of our 2012 Annual Report on Form 10-K, which includes our audited financial statements and related schedules, without charge, please visit First National Bank of the Gulf Coast’s website at www.fnbofgc.com or contact the Chief Administrative Officer/Chief Financial Officer, Robert T. Reichert at 3560 Kraft Road, Naples, Florida 34105 or by calling (877) 763-0244.

Other Matters

The board of directors of the Company knows of no other matters that may be brought before the meeting. If, however, any matters other than those described in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

TGR Financial, Inc.

Gary L. Tice, Chairman

TGR Financial, Inc. 3560 Kraft Road Naples, FL 34105	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19th, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1. Election of Directors
Nominees
01 Thomas G. Brewer 02 Christopher C. Casciato 03 Adam D. Compton 04 Robert M. Feerick 05 John J. Guinee
06 Michael J. Kerschner 07 Dianne Gillmor Krumsee 08 James S. Lindsay 09 Edward J. Mace 10 Judy R. Miller
11 Garrett S. Richter 12 Gary L. Tice 13 Robert I. Usdan
The Board of Directors recommends you vote FOR the following proposal:							For	Against
2 To ratify the appointment of McGladrey LLP, as the independent registered public accounting firm for TGR Financial, Inc. for the 2013 fiscal year.							☐	☐
NOTE: To transact any other business that may properly come before the meeting and any adjournment of the meeting.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature [Joint Owner]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

TGR FINANCIAL,

INC. REVOCABLE

PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Mr. Mark Montgomery, Mr. Jerry Nichols and Mr. Rex Ashley, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of TGR Financial, Inc. that the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Shareholders of the Bank to be held at 6:00 p.m. local time on Monday, May 20, 2013, at The Ritz- Carlton Golf Resort, 2600 Tiburon Drive, Naples, FL 34109, or at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side